UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Bancorp 34, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-211820	81-3387313
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

500 East 10th Street, Alamogordo, New Mexico	88310
(Address of Principal Executive Offices)	(Zip Code)

(575) 437-9334

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.01 per share	The NASDAQ Stock Market LLC
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-211820

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to the sections entitled “Description of Capital Stock of Bancorp 34 Following the Conversion,” “Our Dividend Policy” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-211820) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2016 and amended on July 26, 2016, which is hereby incorporated by reference. For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to the sections entitled “Restrictions on Acquisition of Bancorp 34” and “Description of Capital Stock of Bancorp 34 Following the Conversion” in the Registration Statement.

Item 2. Exhibits.

1.	Registration Statement on Form S-1 (File No. 333-211820), initially filed with the SEC on June 3, 2016, as amended on July 26, 2016, is hereby incorporated by reference (the “Registration Statement”).

2.	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement).

4.	Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANCORP 34, INC.

Date: October 11, 2016	By:	/s/ Jill Gutierrez
Jill Gutierrez
Chief Executive Officer